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                                                                 EXHIBIT 10.13.1

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT

                                       OF

                                   JOEL GIRSKY


       AMENDMENT NO. 1, effective as of April 1, 2000 ("Amendment"), to that certain Employment Agreement, dated as of July 1, 1997 (the "Employment Agreement"), between Jaco Electronics, Inc., a New York corporation ("Jaco"), and Joel H. Girsky (hereinafter referred to as "Girsky"), pursuant to which Girsky had been employed as Chairman of the Board, President and Treasurer of Jaco. Terms not defined in this Amendment shall have such meanings otherwise ascribed to them in the Employment Agreement.

       WHEREBY, Jaco and Girsky desire to amend the Employment Agreement to correct a typographical error to properly reflect the intention of the parties.

       NOW, THEREFORE, in consideration of the premises hereinafter set forth, the parties, intending to be legally bound, agree as follows:

       1. Section 1.1 of the Employment Agreement entitled, "Term of Employment; Duties," is hereby deleted and replaced in its entirety by the following:

                    "Jaco hereby employs Girsky as Chairman and President of
                     Jaco, and Girsky hereby agrees to serve Jaco in such capacities and to perform such duties consistent therewith as Jaco's Board of Directors from time to time shall determine for a period commencing on the Effective Date and ending on the fourth (4th) anniversary of the Effective Date (the "Initial Term"), provided, however, the term of this Employment Agreement shall be automatically extended after each anniversary date of the Effective Date for an additional one year period following the Initial Term, unless either Jaco or Girsky shall provide a notice of non-renewal to the other party (the "Notice of Non-Renewal"), which notice shall be in writing and shall be delivered not less than 90 days prior to an anniversary date after the Effective Date (the "Employment Period"). In the event that a Notice of Non-Renewal is delivered by either party, this Employment Agreement shall continue for a period of three (3) years following the anniversary date which follows immediately after the date that a valid and effective Notice of Non-Renewal is delivered. By way of example, if the Notice of Non-Renewal is delivered after the second anniversary date and not less than 90 days prior to the third anniversary date of the Effective Date, this Employment Agreement shall continue until the sixth anniversary date of the Effective Date.


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       2. Notwithstanding the foregoing restatement of Section 1.1 of the
Employment Agreement, all other provisions of the Employment Agreement shall continue in full force and effect.

       IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed by its duly authorized representative, effective as of the date first written above.


                                              JACO ELECTRONICS, INC.

                                              By: /s/ Jeffrey Gash
                                                  ------------------------------
                                                  Name: Jeffrey Gash
                                                  Title: Vice President, Finance



                                                  /s/ Joel H. Girsky
                                                  -----------------------------
                                                  Joel H. Girsky



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